UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2013

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) – Compensatory Arrangements of Certain Officers

On March 27, 2013, Independence Bancshares, Inc. (the “Company”) entered into an employment agreement with Gordon A. Baird, under which Mr. Baird agreed to serve as chief executive officer of the Company for a term of two years.  Mr. Baird’s employment with the Company will be automatically extended for additional terms of one year each unless the Company delivers a notice of termination at least three months prior to the end of the term.

Under the agreement, Mr. Baird is entitled to an annual base salary of $360,000 per year, and the board of directors of the Company (or an appropriate committee thereof) will review Mr. Baird’s base salary at least annually for upward adjustment based on its evaluation of Mr. Baird’s performance.  Mr. Baird is eligible to receive an annual bonus of up to 200% of his annual base salary, with a target annual bonus of 100% of his annual base salary, if the Bank achieves certain performance levels, and he is eligible to participate in any long-term equity incentive program and is eligible for the grant of stock options, restricted stock and other awards thereunder or under any similar plan adopted by the Company.  As of March 29, 2013, Mr. Baird has been granted options to purchase a total of 375,000 shares of common stock.  These options were granted on December 31, 2012, under the Independence Bancshares, Inc. 2005 Stock Incentive Plan and were immediately vested. The options have a term of 10 years. Additionally, Mr. Baird participates in the Company’s retirement, welfare, and other benefit programs and is entitled to reimbursement for travel and business expenses.

Mr. Baird’s employment agreement also provides that during his employment and for a period of 12 months following termination, he may not (a) solicit customers of the Bank (other than for any transaction and financial technology services businesses), or (b) solicit employees of the Bank for employment with a competing business.  Upon termination of his employment for any reason, Mr. Baird is not entitled to any severance payments.

The foregoing description of Mr. Baird’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c)

Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description
Exhibit 10.1	Employment Agreement by and between Independence Bancshares, Inc. and Gordon A. Baird, dated March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

By:

/s/ Gordon A. Baird

Name:

Gordon A. Baird

Title:

Chief Executive Officer

Dated: March 29, 2013

Exhibit Index

Exhibit Number	Description
Exhibit 10.1	Employment Agreement by and between Independence Bancshares, Inc. and Gordon A. Baird, dated March 27, 2013